UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) Rambus Inc. (the “Company” or “Rambus”) announced on August 16, 2006 that it plans to request a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) following the receipt of a NASDAQ Staff Determination notice on August 14, 2006 stating that Rambus is not in compliance with Nasdaq Marketplace Rule 4310(c)(14). This notice was received because the Company was not timely in filing its Quarterly Report on Form 10-Q for the period ended June 30, 2006. However, there can be no assurance that the Panel will grant the Company’s request for continued listing. Pending a decision by the Panel, Rambus’ common stock will remain listed on the NASDAQ Stock Market. The Company issued a press release on August 16, 2006 disclosing its receipt of this Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As previously announced the Audit Committee of the Rambus Board of Directors is conducting an independent investigation to review the Company’s historical stock option grant practices and related accounting. The Company had previously disclosed on July 19, 2006 that it would not be able to file its Form 10-Q on time while the investigation is ongoing. The Audit Committee is making every effort to complete its investigation, and the Company will make every effort to file its restated financial reports as soon as practicable after the completion of the investigation.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated August 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2006	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated August 16, 2006.